                                                                               .
                                                                               .
                                                                               .
                                                               EXHIBIT 21.1


                     SUBSIDIARIES OF ENERGY PARTNERS, LTD.



                                          STATE OR JURISDICTION OF
        SUBSIDIARY                     INCORPORATION OR ORGANIZATION
EPL Pipeline L.L.C.                             Delaware
Nighthawk L.L.C.                                Louisiana
EPL of Louisiana, L.L.C.                        Louisiana
Delaware EPL of Texas, LLC                      Delaware
Pioneer Houston, Inc.                           Texas
Apache Oil & Gas Transmission, Inc.             Louisiana
Hall-Houston Operating Company                  Delaware
Hall-Houston Malaysia, Ltd.                     Bermuda